Securities and Exchange Commission

Washington, D.C.  20549

Re:

Ameristock Mutual Fund, Inc.

Dear Sir or Madam:

We have read item 77K of the Form N-SAR of The Ameristock Mutual Fund, Inc. for the period ended June 30, 2004 and agree with the statements contained therein.

Very truly yours,

MCCURDY & ASSOCIATES CPA’S